                                                                     EXHIBIT 3.2


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            GULF COAST BANCORP, INC.


         Pursuant to Section 607.1006, Florida Statutes, the Articles of Incorporation of GULF COAST BANCORP, INC. are hereby amended as follows:

         FIRST: Article I of the Articles of Incorporation is hereby amended by deleting the text of such provision in its entirety and substituting the following provision in lieu thereof:

                                 ARTICLE I. NAME

         The name of the Corporation is Tarpon Coast Bancorp, Inc.

         SECOND: The foregoing amendment was adopted by the holders of all the outstanding shares of common stock, being the sole voting group entitled to vote on the amendment, on December 12, 1997 and the number of votes cast for the amendment was sufficient for approval by the holders of common stock.

         IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be executed and attested to by its duly authorized officer as of this 12th day of December, 1997.

                                        GULF COAST BANCORP, INC.



                                        By: /s/ Lewis S. Albert
                                            ------------------------------------
                                            Lewis S. Albert
                                            Chairman and Chief Executive Officer

STATE OF FLORIDA                 )
COUNTY OF CHARLOTTE              )

         The foregoing instrument was acknowledged before me this 12th day of December, 1997, by LEWIS S. ALBERT, Chairman and Chief Executive Officer of GULF COAST BANCORP, INC., a Florida corporation, on behalf of the corporation. He is personally known to me and did not take an oath.


                                        /s/ Marjorie A. Davis
                                        ----------------------------------------
                                        Printed Name:    Marjorie A. Davis
                                                         -----------------------
                                        Notary Public, State of Florida
                                        My Commission Expires:  August 15, 1999
                                                                ----------------